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                                 EXHIBIT 10.18

                                AMENDMENT NO. 7
                            TO EMPLOYMENT AGREEMENT

                  AGREEMENT dated as of May 20, 1996 between Edward L. Hutton ("Employee") and Chemed Corporation (the "Company").

                  WHEREAS, Employee and the Company have entered into an Employment Agreement dated as of May 2, 1988 and amended May 15, 1989, May 21, 1990, May 20, 1991, May 18, 1992, May 17, 1993 and May 16, 1994 ("Employment
Agreement"); and

                  WHEREAS, Employee and the Company desire to further amend the Employment Agreement in certain respects.

                  NOW, THEREFORE, Employee and the Company mutually agree that the Employment Agreement shall be amended, effective as of May 20, 1996, as follows:

                  A. The amount of unrestricted stock award recognized in lieu of incentive compensation in 1995 is $370,076.50.

                  B. The base salary amount set forth in the first sentence of Section 2.1 of the Employment Agreement is hereby deleted and the base salary amount of $550,000 per annum is hereby substituted.

                  C. Section 3.4(b)(iii) is hereby amended to read as follows: ss.3.4(b)(iii) The fair market value of all shares of Chemed Corporation capital stock and its subsidiaries' common stock subject to stock awards granted to Employee under one or more stock incentive plans of Chemed Corporation or of any of

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                           its subsidiaries which have vested during the 12
                           months prior to the Employee's termination, such fair market value to be determined as of the date of vesting of any such shares. Such monthly severance payments shall be made for a period equal to the balance of the term of employment provided in ss.1.2.

                  Except as specifically amended in this Amendment No. 7 to Employment Agreement, the Employment Agreement, as amended, shall continue in full force and effect in accordance with its terms, conditions and provisions.

                  IN WITNESS WHEREOF, the parties have duly executed this amendatory agreement as of the date first above written.

                                   EMPLOYEE

                                   ---------------------
                                   Edward L. Hutton


                                   CHEMED CORPORATION

                                   ---------------------
                                   Kevin J. McNamara
                                   President

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